UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2006 (December 15, 2006)

Aircastle Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 504-1020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 19a-12 under the Exchange Act (17 CFR 240.19a-12)
☐	Pre-commencement communications pursuant to Rule 19d-2(b) under the Exchange Act (17 CFR 240.19d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -- Registrant's Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

The descriptions of the Amended Credit Facility No. 2 and the Revolving Credit Facility set forth in Item 2.03 of this Report, are incorporated herein by reference.

Section 2 -- Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant

Aircastle Limited (“Aircastle” or the “Company”) and its subsidiary companies have entered into an amendment and restatement of an existing credit facility and a new revolving credit facility, as described below.

$1.0 Billion Amended Credit Facility No. 2

General.    On December 15, 2006, certain indirect subsidiaries of Aircastle entered into an amendment and restatement of a senior secured revolving credit agreement (the “Amended Credit Facility No. 2”) with JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc., and Citicorp North America Inc. Amended Credit Facility No. 2 previously provided for loans in an aggregate amount of up to $750.0 million, and following the amendment and restatement Amended Credit Facility No. 2 provides for loans in an aggregate amount up to $1.0 billion. Borrowings under Amended Credit Facility No. 2 are used to finance up to 65% of the purchase price of the aircraft secured under the facility; previously the facility could be used to finance up to 85% of the net book value of aircraft. As of December 15, 2006, we had $369.3 million outstanding under this facility. Subject to compliance with customary conditions precedent and to the extent of availability, revolving loans are available at any time prior to the final maturity of Amended Credit Facility No. 2. Subject to certain exceptions, amounts repaid under Amended Credit Facility No. 2 may be reborrowed prior to final maturity, provided that the availability requirements are met and subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

Interest Rate.    Borrowings under Amended Credit Facility No. 2 bear interest (a) in the case of loans with an interest rate based on the applicable base rate (the “ABR”), the ABR plus an applicable margin or (b) in the case of loans with an interest rate based on the eurodollar rate (the “EDR”), the EDR plus an applicable margin. The ABR is determined by reference to the higher of (i) the prime rate of JPMorgan Chase Bank, N.A. and (ii) the federal funds rate plus ½ of 1%. The EDR is determined by reference to one-month LIBOR adjusted by the maximum rate, established by the Board of Governors of the Federal Reserve System, at which reserves are required to be maintained. The applicable margin is 0.25% per annum with respect to ABR borrowings and 1.25% per annum with respect to EDR borrowings. Additionally, we are subject to a 0.25% per annum fee on any unused portion of the total committed facility. We are also required to pay customary agency fees.

Prepayment.    Advances under the credit facility may be prepaid without penalty upon notice, subject to certain conditions. Mandatory prepayments of borrowings under Amended Credit Facility No. 2 are required:

•	upon the sale of certain assets by a borrower, including any aircraft or aircraft engines financed or refinanced with proceeds from Amended Credit Facility No. 2;
•	upon the refinancing of indebtedness under Amended Credit Facility No. 2;
•	if the aggregate principal amount of loans outstanding under Amended Credit Facility No. 2 is greater than 65% of the borrowing base (as defined in Amended Credit Facility No. 2);
•

if the estimated amount of out of pocket costs incurred by a borrower in connection with the acquisition of an aircraft or an aircraft engine financed with proceeds from Amended Credit Facility No. 2 exceed the actual amount of out of pocket costs included in the purchase price of such asset; and

•	upon the occurrence of an event of loss (as defined in Amended Credit Facility No. 2) with respect to an aircraft or aircraft engine financed with proceeds from Amended Credit Facility No. 2.

Maturity Date.    Amended Credit Facility No. 2 matures on December 15, 2008, extended from November 15, 2007 prior to this amendment and restatement.

Guarantors.    All obligations of each borrower under Amended Credit Facility No. 2 are unconditionally guaranteed by each borrowing affiliate (as defined therein), each subsidiary of a beneficiary and the other borrowers under the facility. Guarantees of the obligations of the borrowers under this facility, previously issued by Aircastle and certain of its wholly owned subsidiaries, were terminated and released as a part of this amendment and restatement. These “Parent Guarantor Guaranties” were previously filed as exhibits to the Company's Registration Statement on Form S-1, filed with the SEC on June 2, 2006.

Collateral.    Borrowings under Amended Credit Facility No. 2 are secured by first priority perfected security interests in and pledges or assignments of equity ownership and beneficial interests in the borrowers and borrowing affiliate (as defined in Amended Credit Facility No. 2), as well as by the borrowers' interests in leases of assets. Security interests and pledges or assignments of equity ownership of certain wholly-owned subsidiaries of Aircastle and certain affiliates which previously provided security to the lenders under Amended Credit Facility No. 2 were terminated and released as a part of this amendment and restatement.

Certain Covenants.    Amended Credit Facility No. 2 contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of the borrowers to:

•	sell assets;
•	incur additional indebtedness;
•	create liens on assets, including assets financed with proceeds from Amended Credit Facility No. 2;

•	make investments, loans, guarantees or advances;
•	make certain acquisitions;
•	agree, under any unrelated agreement, to pledge their assets;
•	engage in amalgamations, mergers or consolidations;
•	engage in certain transactions with affiliates;
•	change the business conducted by the borrowers and their respective subsidiaries;
•	cause, suffer or permit any change of control (as defined in Amended Credit Facility No. 2) or winding up, liquidation, or dissolution;
•	make certain capital expenditures, other than those related to the purchase, maintenance or passenger to freighter conversion of assets financed with proceeds from Amended Credit Facility No. 2; and
•	own, operate or lease assets financed with proceeds from Amended Credit Facility No. 2.

Amended Credit Facility No. 2 also requires us to maintain a maximum 65% ratio of (a) the aggregate principal amount of loans outstanding under Amended Credit Facility No. 2 to (b) the sum of the purchase price of each aircraft financed under Amended Credit Facility No. 2 (or, from and after the date which is 12 months following the date a loan is made under Amended Credit Facility No. 2 to finance the acquisition of an aircraft, 95% of the purchase price of such aircraft).

A violation of any of these covenants could result in a default under Amended Credit Facility No. 2, which would result in termination of all commitments and loans under Amended Credit Facility No. 2 and all other amounts owing under Amended Credit Facility No. 2 and other loan documents to become immediately due and payable.

$250.0 Million Revolving Credit Facility

General.    On December 15, 2006, Aircastle and certain of its direct and indirect subsidiaries entered into a senior secured revolving credit agreement (the “Revolving Credit Facility”) with JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc., and Citicorp North America Inc. The Revolving Credit Facility provides loans to certain direct and indirect subsidiaries of Aircastle for working capital and other general corporate purposes and also provides for the issuance of letters of credit for the account of any borrower. The aggregate amount of borrowings together with the aggregate stated amount of all letters of credit under the Revolving Credit Facility may not exceed $250.0 million. Subject to compliance with customary conditions precedent and to the extent of availability, revolving loans and letters of credit are available at any time prior to the final maturity of the Revolving Credit Facility. Subject to certain exceptions, amounts repaid under the Revolving Credit Facility may be re-borrowed prior to final maturity, provided that the availability requirements are met and subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

Interest Rate.    Borrowings under the Revolving Credit Agreement bear interest (a) in the case of loans with an interest rate based on the ABR, the ABR plus an applicable margin or (b) in the case of loans with an interest rate based on the EDR, the EDR plus an applicable margin. The applicable margin is 0.50% per annum with respect to ABR borrowings and 1.50% per annum with respect to EDR borrowings. Additionally, we are subject to a 0.25% per annum fee on any unused portion of the total committed facility, during periods when the average outstanding loans under the Revolving Credit Facility are less than $125.0 million, and 0.125% per annum otherwise. Fees on any outstanding letters of credit will equal 1.625% per annum on the stated amount thereof. We are also required to pay customary agency fees.

Prepayment.     Mandatory prepayment of borrowings under the Revolving Credit Facility is required upon issuance of any capital stock by any borrower or by Aircastle, to the extent of the net proceeds of such issuance. Advances under the Revolving Credit Facility may be prepaid without penalty upon notice, subject to certain conditions. In either case, re-borrowings are permitted subject to availability and to satisfaction of certain conditions precedent.

Maturity Date.	The Revolving Credit Facility matures on December 15, 2007.

Guarantors.    All obligations of each borrower under the Revolving Credit Facility are unconditionally guaranteed by Aircastle, each of Aircastle's direct subsidiaries and each of the other borrowers under the facility pursuant to a facility guaranty agreement (the “Guaranty Agreement”).

Collateral.    Borrowings under the Revolving Credit Facility are secured by first priority perfected security interests in and pledges or assignments of equity ownership and beneficial interests in certain Aircastle direct and indirect subsidiaries, but excluding any borrowers under Amended Credit Facility No. 2 or under our non-recourse financing facilities.

Certain Covenants.    The Revolving Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of Aircastle, the borrowers and the guarantors to:

•	incur additional indebtedness;
•	create liens on assets, including assets financed with proceeds from the Revolving Credit Facility;
•	agree, under any unrelated agreement, to pledge their assets;
•	engage in amalgamations, mergers or consolidations;
•	engage in certain transactions with affiliates;

•	cause, suffer or permit any change of control (as defined in the Revolving Credit Facility) or winding up, liquidation, or dissolution;
•	agree, under any unrelated agreement, to pay dividends or make other restricted payments; and
•	pay dividends or make other restricted payments if an event of default shall have occurred and be continuing.

In addition, the Revolving Credit Facility requires us to maintain a minimum consolidated net worth of $550.0 million.

A violation of any of these covenants could result in a default under the Revolving Credit Agreement, which would result in termination of all commitments and loans under the Revolving Credit Agreement and all other amounts owing under the Revolving Credit Agreement and other loan documents to become immediately due and payable.

The foregoing summaries of certain provisions of Amended Credit Facility No. 2, the Revolving Credit Agreement and the Guaranty Agreement are qualified in their entirety by reference to the complete Amended Credit Facility No. 2, the Revolving Credit Facility and the Guaranty Agreement, filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto, each of which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1       Amendment and Restatement, dated as of December 15, 2006, of the Credit Agreement, dated as of February 28, 2006, by and among Aircastle Investment Holdings 2 Limited, Aircastle Ireland No. 3 Limited and certain Borrowing Affiliates, as Borrowers, and JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citicorp North America, Inc., as Lenders, and JPMorgan Chase Bank, N.A., as Agent.

10.2       Credit Agreement, dated as of December 15, 2006, among Aircastle Limited as Parent, Aircastle Holding Corporation Limited, Aircastle Ireland Holdings Limited, as Borrowers, JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citicorp North America, Inc., as Lenders, and JPMorgan Chase Bank, N.A., as Agent.

10.3       Guaranty Agreement, dated as of December 15, 2006, among Aircastle Limited, Aircastle Advisor LLC, Aircastle Bermuda Securities Limited and Aircastle Ireland Holdings Limited, as Guarantors, and JPMorgan Chase Bank, N.A., as Agent for the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED

(Registrant)

/s/ David Walton

David Walton

Chief Operating Officer, General Counsel and Secretary

Date: December 18, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1

Amendment and Restatement, dated as of December 15, 2006, of the Credit Agreement, dated as of February 28, 2006, by and among Aircastle Investment Holdings 2 Limited, Aircastle Ireland No. 3 Limited and certain Borrowing Affiliates, as Borrowers, and JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citicorp North America, Inc., as Lenders, and JPMorgan Chase Bank, N.A., as Agent.

10.2

Credit Agreement, dated as of December 15, 2006, among Aircastle Limited as Parent, Aircastle Holding Corporation Limited, Aircastle Ireland Holdings Limited, as Borrowers, JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc. and Citicorp North America, Inc., as Lenders, and JPMorgan Chase Bank, N.A., as Agent.

10.3

Guaranty Agreement, dated as of December 15, 2006, among Aircastle Limited, Aircastle Advisor LLC, Aircastle Bermuda Securities Limited and Aircastle Ireland Holdings Limited, as Guarantors, and JPMorgan Chase Bank, N.A., as Agent for the Lenders.